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                                                                   EXHIBIT 23(j)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 36 to Registration Statement No. 2-62797 on Form N-1A of Lord Abbett Developing Growth Fund, Inc. of our report dated September 20, 2002 on the financial statements of Lord Abbett Developing Growth Fund, Inc. and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information, all of which are part of this Registration Statement.


Deloitte & Touche LLP
New York, New York
November 26, 2002